CLASS F SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED 9/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-3
under the Act, the basic
distribution and shareholder
servicing arrangement for
the Class F Shares will
consist of sales by financial
intermediaries in
consideration of the
payment of the sales load
(?dealer reallowance?).
Financial intermediaries
may also provide
shareholder services and
may receive shareholder
service fees therefor.
Additionally, the principal
underwriter may pay up to
100 basis points (1.00%) of
the public offering price to
financial intermediaries as
an advance commission on
sales.  In consideration of
advancing this payment, the
principal underwriter will
receive any contingent
deferred sales charges paid
upon redemption of Class F
Shares and distribution
service fees under the 12b-1
Plan on an ongoing basis.
In connection with this basic
arrangement Class F Shares
will bear the following fees
and expenses:

Fees and
Expenses
Maximum
Amount
Allocated
Class F
Shares
Sales Load
Up to 100
basis points
(1.00%) of
the public
offering
price
Contingent
Deferred
Sales
Charge
("CDSC")
Up to 100
basis points
(1.00%) of
the share
price at the
time of
original
purchase or
redemption
, whichever
is lower
Shareholde
r Service
Fee
Up to 25
basis points
(0.25%) of
the average
daily net
asset value
12b-1 Fee
As set forth
in the
attached
Schedule
Other
Expenses
Itemized
expenses
incurred by
the Fund
with
respect to
holders of
Class F
Shares as
described
in Section
3 of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-3,
Class F Shares have the
following conversion rights
and exchange privileges at
the election of the
shareholder:

Conversion
Rights:
None
Exchange
Privileges:
Class F
Shares may
be
exchanged
for Class F
Shares of
any other
Fund.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value as
the shares surrendered.
Exchanges to any other
Class shall be treated as a
redemption and purchase.

3.	EXCEPTIONS
TO BASIC
ARRANGEMENTS

For purposes of Rules 22d-1
and 6c-10 under the Act,
unless otherwise specified
on the Schedule to this
Exhibit, the scheduled
variations in sales load and
contingent deferred sales
charges are as follows:

	(A)	BASIC SALES
LOAD SCHEDULE *


Purchase Amount:
Sales Charge as Percentage of
Offering Price
Sales Charge as a
Percentage of NAV
Less than $1 million
1.00%
1.01%
$1 million or greater
0.00%
0.00%
	(B)	CDSC
SCHEDULE
Unless otherwise
indicated below, the
Schedule of Contingent
Deferred Sales Charges
for each Fund is as
follows:


Purchase Amount:

Shares Held:
Contingent Deferred
Sales Charge:
Under $2 million
4 years or less
1.00%
$2 million but less than $5 million
2 years or less
0.50%
$ 5 million or greater
1 year or less
0.25%

(C)	REDUCING OR
ELIMINATING THE
SALES LOAD

Contingent upon
notification to the
Fund?s principal
underwriter or transfer
agent, in applying the
exceptions set forth in
this Section 3, the
purchase amount shall
take into account:

*
Discounts achieved by
combining concurrent
purchases of and/or
current investment in
Class A,
Class B, Class C, Class
F, and Class R Shares,
made or held by (or on
 behalf of) the investor, the
investor?s spouse, and
the investor?s children
under age 21 (regardless
of whether the purchases or
investments are made or
held directly or through
 an investment professional
or through a single-
participant retirement
account); provided that such
purchases and investments can
be linked using
tax identification numbers
(TINs), social security numbers
(SSNs), or Broker Identification
Numbers
(BINs); and
*
Letters of intent to purchase a
 certain amount of Class F Shares
within a thirteen month period.

 (D)	WAIVER OF
SALES LOAD

Contingent upon
notification to the
Fund's principal
underwriter or transfer
agent, no sales load will
be assessed on
purchases of Class F
Shares made:

*
within 120 days of redeeming
Shares of an equal or greater amount;
*
through a financial intermediary
that did not receive a dealer
 reallowance on the purchase;
*
by shareholders who originally
became shareholders of a Fund
 pursuant to the terms of an agreement
and plan of reorganization which permits
the shareholders to acquire shares at net
asset value.
However, if the shareholder closes their
account with the transfer agent, or
if the shareholder transfers
their account to another financial
 intermediary, the shareholder may
no longer receive a sales charge
waiver;
*
with reinvested dividends or capital
 gains;
*
by Directors, Trustees, employees,
former employees and sales representatives
of the Fund, the
Adviser, the principal underwriter and their
affiliates, employees of any investment
professional that
sells shares according to a sales agreement
 with the principal underwriter, by the immediate
family
members of the above persons, and by trusts,
pension or profit-sharing plans for the above
persons; and
*
pursuant to the exchange privilege.

?
	(E)	WAIVER OF
CDSC

	Contingent upon
notification to the
Fund?s principal
underwriter or transfer
agent, no CDSC will be
imposed on
redemptions:

*
following the death of the last surviving
shareholder or post-purchase disability, as
defined in Section
72(m)(7) of the Internal Revenue Code of 1986;
*
	due to the termination of a trust
following the death of the trustor/grantor
or beneficiary, provided
that the trust document specifically states
that the trust is terminated upon the death
*
	representing minimum required
distributions (?RMD?) from an Individual
 Retirement Account or
other retirement plan as required under
 the Internal Revenue Code;
*
of Shares that were reinvested within 120
days of a previous redemption of an equal or
lesser amount;
*
of Shares held by the Directors, Trustees,
employees, former employees and sales
representatives of
the Fund, the Adviser, the principal
underwriter and their affiliates, employees
 of any investment
professional that sells Shares according to a
 sales agreement with the principal underwriter,
 by the
immediate family members of the above
persons, and by trusts, pension or profit-sharing
 plans for the
above persons;
*
of Shares originally purchased through a
program offered by a Financial Intermediary
that provides for
the purchase of Shares without imposition
of a sales charge (for example, a wrap account,
 self-directed
brokerage account, retirement, or other fee-based
 program offered by the Financial Intermediary)
and
where the Financial Intermediary has agreed with
the principal underwriter not to receive an advanced
commission on purchases under such program;
*
of Shares purchased with reinvested dividends
 or capital gains;
*
imposed by the Fund when it closes an account
for not meeting the minimum balance requirements;
*
of Shares which were purchased pursuant to
an exchange privilege if the Shares were
held for the
applicable CDSC holding period; and
*
representing a total or partial distribution from a qualified plan, which would not include account transfer, rollovers, or redemptions for the purpose of reinvestment. For these purposes, qualified plans would not include an Individual Retirement
 Account, Keogh Plan or custodial account following retirement.

?
SCHEDULE OF FUNDS
OFFERING CLASS F
SHARES

The Funds set forth on this
Schedule each offer Class F
Shares on the terms set forth
in the Class F Shares
Exhibit to the Multiple
Class Plan, in each case as
indicated below.  The 12b-1
fees indicated are the
maximum amounts
authorized based on the
average daily net asset
value.  Actual amounts
accrued may be less.

CLASS F SHARES
SUBJECT TO THE
BASIC LOAD
SCHEDULE

Multiple Class Company
  Series
12b-1 Fee


Federated Equity Income Fund, Inc
0.25%


Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund

0.05%


Federated Government Income Securities, Inc.
None


Federated Income Securities Trust:
Federated Capital Income Fund
Federated Muni and Stock Advantage Fund

0.05%
None


Federated Investment Series Funds, Inc.:
Federated Bond Fund

None


Federated Municipal Securities Fund, Inc.
None


Federated Municipal Securities Income Trust:
Federated Municipal High Yield Advantage Fund
Federated Ohio Municipal Income Fund

0.05%
0.40%


Money Market Obligations Trust:
Federated Government Reserves Fund
Federated Liberty U.S. Government
 Money Market Trust

0.45%
None